As filed with the Securities and Exchange Commission on March 6, 2008

Registration No. 333-54822

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DEALERADVANCE, INC.
(Exact name of registrant as specified in charter)

NEVADA	22-3762832
(State or other jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

16801 Addison Road, Addison, Texas 75001
(Address of Principal Executive Offices) (Zip Code)

(214) 866-0606
(Registrant’s telephone number)

2008 Stock Incentive Plan
(Full title of plan)

Noel E. Guardi, P.O. Box 381, Pinecliffe, CO 80471
(Name and address of agent for service)

(303) 969-8886
(Telephone number, including area code, of agent for service)

COPIES TO:
Noel E. Guardi, Esq.
P.O. Box 381
Pinecliffe, Colorado 80471
(303) 969-8886

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum aggregate
Title of securities	Amount to be	offering	offering	Amount of
to be registered	registered	price per unit	price	registration fee

Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable

*No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement No. 333-54822. Therefore, no further registration fee is required.

TERMINATION OF REGISTRATION

Registration Statement on Form S-8 under the Securities Act of 1933 filed on February 15, 2008, Registration No. 333-54822 (the “Registration Statement”) covered 40,000,000 shares of Common Stock, $.0001 par value (the “Securities”) of DealerAdvance, Inc., a Nevada corporation (the “registrant”) to be issued on a delayed or continuous basis pursuant to the registrant’s 2008 Incentive Stock Plan (the “Plan”).

Registrant will not seek shareholder approval of the Plan as required for the Plan to become effective and for the registrant to issue the Securities thereunder. The registrant hereby abandons and terminates the proposed offering of the Securities pursuant to the Plan and the Registration Statement.

None of the Securities have been offered or sold as of the date hereof. Pursuant to Rule 478 under the Act and the undertaking in the Registration Statement, registrant hereby removes the Securities from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, whereunto duly authorized, in Addison, Texas, on March 6, 2008.

DEALERADVANCE, INC.

By:	/s/ Steven E. Humphries
Steven E. Humphries, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Dated: March 6, 2008	/s/ Steven E. Humphries
Steven Humphries, Chief Executive Officer and Sole Director

Dated: March 6, 2008	/s/ David T. Wange
David T. Wange, Chief Financial Officer